EXHIBIT 99

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                               September 30, 2001

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                                      INDEX

FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets                                          1

Condensed Consolidated Statements of Operations and
     Comprehensive Income                                                      2

Condensed Consolidated Statements of Cash Flows                                3

Notes to Condensed Consolidated Financial Statements                           4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determinations.
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                SEPTEMBER 30,   DECEMBER 31,
                              ASSETS                                2001           2000
                                                                    ----           ----
Bonds at market value (amortized cost of $2,168,656 and
   $1,979,942)                                                   $2,306,438     $2,084,282
Equity investments at market value (cost of $10,006)                 10,076          9,746
Short-term investments                                              127,731        112,493
                                                                 ----------     ----------

     Total investments                                            2,444,245      2,206,521
Cash                                                                 11,864          7,053
Deferred acquisition costs                                          227,555        201,136
Prepaid reinsurance premiums                                        395,232        354,117
Reinsurance recoverable on unpaid losses                             23,577         24,617
Investment in unconsolidated affiliate                               48,395         43,721
Other assets                                                        147,435        145,425
                                                                 ----------     ----------

          TOTAL ASSETS                                           $3,298,303     $2,982,590
                                                                 ----------     ----------

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                         $1,041,728     $  936,826
Losses and loss adjustment expenses                                 106,907        116,336
Deferred federal income taxes                                       145,685        123,121
Ceded reinsurance balances payable                                   26,609         48,784
Long-term debt                                                      120,000        120,000
Minority interest                                                    43,818         37,228
Accrued expenses and other liabilities                              143,440        111,429
                                                                 ----------     ----------

          TOTAL LIABILITIES AND MINORITY INTEREST                 1,628,187      1,493,724
                                                                 ----------     ----------

Common stock (400 shares authorized, issued and outstanding;
   par value of $37,500 per share)                                   15,000         15,000
Additional paid-in capital                                          792,914        789,922
Accumulated other comprehensive income (net of deferred
   income tax provision of $44,072 and $34,527)                      93,780         69,553
Accumulated earnings                                                768,422        614,391
                                                                 ----------     ----------

          TOTAL SHAREHOLDER'S EQUITY                              1,670,116      1,488,866
                                                                 ----------     ----------

              TOTAL LIABILITIES AND MINORITY INTEREST
                     AND SHAREHOLDER'S EQUITY                    $3,298,303     $2,982,590
                                                                 ==========     ==========

           See notes to condensed consolidated financial statements.


                                       1
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                             (DOLLARS IN THOUSANDS)

                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                            -------------------------------

                                                                  2001          2000
                                                                  ----          ----
REVENUES:

   Net premiums written (net of premiums ceded of
      $112,317 and $119,024)                                    $230,519     $ 153,548
                                                                ========     =========
   Premiums earned (net of premiums ceded of
      $70,780 and $58,170)                                       171,438       137,950

   Net investment income                                          94,467        87,316

   Net realized gains (losses)                                     5,064       (32,875)

   Other income                                                      569           304
                                                                --------     ---------

                   TOTAL REVENUES                                271,538       192,695
                                                                --------     ---------

EXPENSES:

   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $2,795 and $1,000)                 9,112         7,139

   Policy acquisition costs                                       30,368        28,436

   Merger related expenses                                                      33,912

   Other operating expenses                                       32,352        28,481
                                                                --------     ---------

                   TOTAL EXPENSES                                 71,832        97,968
                                                                --------     ---------

   Minority interest and equity earnings                             434        (1,878)
                                                                --------     ---------

INCOME BEFORE INCOME TAXES                                       200,140        92,849

   Provision for income taxes                                     44,520        19,456
                                                                --------     ---------

          NET INCOME                                             155,620        73,393
                                                                --------     ---------

Other comprehensive income, net of tax:

   Unrealized gains on securities:

      Holding gains arising during period                         27,635        39,046

      Less: reclassification adjustment for gains (losses)
         included in net income                                    3,408       (22,189)
                                                                --------     ---------

   Other comprehensive income                                     24,227        61,235
                                                                --------     ---------

      COMPREHENSIVE INCOME                                      $179,847     $ 134,628
                                                                ========     =========

           See notes to condensed consolidated financial statements.


                                       2
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                      -------------------------------

                                                           2001            2000
                                                           ----            ----
Cash flows from operating activities:
   Premiums received, net                               $ 194,971      $   157,166
   Policy acquisition and other operating expenses
     paid, net                                            (67,289)         (52,227)
   Recoverable advances paid                                 (607)          (4,040)
   Loss and LAE recovered (paid), net                     (16,809)           1,723
   Net investment income received                          91,390           77,695
   Federal income taxes paid                              (38,109)         (23,619)
   Interest paid                                           (3,000)          (4,500)
   Other, net                                               3,132           (3,383)
                                                        ---------      -----------

          Net cash provided by operating activities       163,679          148,815
                                                        ---------      -----------

Cash flows from investing activities:
   Proceeds from sales of bonds                           339,060        1,197,746
   Purchases of bonds                                    (484,227)      (1,465,966)
   Purchases of property and equipment                     (2,623)          (3,484)
   Net decrease (increase) in short-term securities       (14,151)         173,781
   Other investments, net                                   1,670              796
                                                        ---------      -----------

          Net cash used for investing activities         (160,271)         (97,127)
                                                        ---------      -----------

Cash flows from financing activities:
   Stock repurchase                                                        (55,000)
   Capital contribution                                     2,992
   Dividends paid                                          (1,589)
   Other                                                                         5
                                                        ---------      -----------

          Net cash provided by (used for) financing
             activities                                     1,403          (54,995)
                                                        ---------      -----------

Net increase (decrease) in cash                             4,811           (3,307)

Cash at beginning of period                                 7,053            4,153
                                                        ---------      -----------

Cash at end of period                                   $  11,864      $       846
                                                        =========      ===========

           See notes to condensed consolidated financial statements.


                                       3
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

1. ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2. BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at September 30, 2001 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2000 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended September 30, 2001 and 2000 are not necessarily indicative of the operating results for the full year. Certain prior year balances have been reclassified to conform to current year's presentation.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 was subsequently amended by SFAS No. 137 and No. 138. These statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure the instruments at fair value. At December 31, 2000 and September 30, 2001, the Company had a limited number of insurance policies considered to be derivatives for accounting purposes and had no open positions in U.S. Treasury bond futures, call options or other derivative instruments used for hedging purposes. For the nine months ended September 30, 2001, the Company recorded, as an increase to premiums earned, a market value adjustment of $6,039,000 relating to these policies. The adoption on January 1, 2001 of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.


                                       4
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3. RECENTLY ISSUED ACCOUNTING STANDARDS-CONTINUED

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). These provisions are effective for business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. Certain SFAS No. 141 provisions also apply to purchase business combinations for which the acquisition date was before July 1, 2001. SFAS No. 142 addresses how intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements. This statement requires that goodwill no longer be amortized and instead be subject to an impairment test performed at least annually. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 31, 2001. Management believes that the implementation of these standards, on January 1, 2002, will not have a material effect on the Company's financial position, results of operations or cash flows.

4. LONG TERM DEBT

      On October 2, 2001, the Company, with the approval of the New York Insurance Department, repaid to its parent $26,000,000 of principal on its surplus notes.


                                       5